EXHIBIT 99.1

Hanmi Reports 2023 First Quarter Results

LOS ANGELES, April 25, 2023 (GLOBE NEWSWIRE) -- Hanmi Financial Corporation (NASDAQ: HAFC, or “Hanmi”), the parent company of Hanmi Bank (the “Bank”), today reported financial results for the first quarter of 2023.

Net income for the first quarter of 2023 was $22.0 million, or $0.72 per diluted share, compared with $28.5 million, or $0.93 per diluted share, for the fourth quarter of 2022. The decline primarily reflects lower net interest income and higher credit loss expense. Return on average assets and return on average equity for the first quarter of 2023 were 1.21% and 12.19%, respectively.

CEO Commentary

“Our team delivered excellent first quarter results with a 2% annualized growth in deposits since year-end, a 6% growth in net income since the year ago quarter and, all the while, maintaining high levels of liquidity and exercising disciplined expense management,” said Bonnie Lee, President and Chief Executive Officer of Hanmi. “The new relationships we developed during the quarter led to the growth in deposits, reflecting the strength of our relationship banking strategy.”

“As anticipated, loan production moderated from last year due in part to the high interest rate environment and uncertain macroeconomic conditions. Additionally, we are taking a more selective and prudent approach with our lending as maintaining strong asset quality remains paramount. The industry events in March presented another opportunity for us to partner with our customers as we proactively stepped up communications to offer support in this turbulent environment.”

“Our balance sheet is strong, with ample liquidity, solid credit quality and excellent capital ratios. I am grateful to our team of highly skilled bankers who work tirelessly to build trusted banking relationships with our customers and who continue to deliver strong results to our shareholders.”

First Quarter 2023 Highlights:

  First quarter net income was $22.0 million, or $0.72 per diluted share, down 22.8% from $28.5 million, or $0.93 per diluted share for the fourth quarter of 2022 and reflects lower net interest income, a larger credit loss expense, and a higher effective tax rate, offset by lower noninterest expenses and higher noninterest income.
  Loans receivable were $5.98 billion at March 31, 2023, up 0.9% (annualized) from year-end 2022; first quarter loan production was $303.6 million with a weighted average interest rate of 7.19%.
  Deposits increased 2.1% (annualized) from year-end 2022 to $6.20 billion at March 31, 2023; noninterest-bearing demand deposits were 37.6% of the deposit portfolio at March 31, 2023.
  Net interest income for the first quarter was $57.9 million, down 10.4% from the fourth quarter, primarily due to higher deposit interest expense.
  Net interest margin (taxable equivalent) was 3.28% for the first quarter, down 39 basis points from the prior quarter; sequentially, the average yield on loans increased 30 basis points while the cost of interest-bearing deposits increased 103 basis points.
  Noninterest income for the first quarter was $8.3 million, up 11.8% from the fourth quarter, and noninterest expense was $32.8 million, down 3.1% from the fourth quarter of 2022; the efficiency ratio for the first quarter was 49.54%.
  Credit loss expense for the first quarter was $2.1 million; the ratio of the allowance for credit losses to loans increased to 1.21% at the end of the first quarter from 1.20% at year-end 2022.
  Criticized loans declined 10.9% from the fourth quarter of 2022, and stood at 1.9% of loans at quarter-end; nonperforming assets were $20.2 million, or 0.27% of total assets at the end of the first quarter, compared with 0.14% at year-end 2022.
  Hanmi’s ratio of tangible common equity to tangible assets was 8.77% at March 31, 2023 and it had a preliminary Common equity Tier 1 capital ratio of 11.59% and a Total capital ratio of 14.80%.

For more information about Hanmi, please see the Q1 2023 Investor Update (and Supplemental Financial Information), which is available on the Bank’s website at www.hanmi.com and via a current report on Form 8-K on the website of the Securities and Exchange Commission at www.sec.gov. Also, please refer to “Non-GAAP Financial Measures” herein for further details of the presentation of certain non-GAAP financial measures.

Quarterly Highlights
(Dollars in thousands, except per share data)

	As of or for the Three Months Ended					Amount Change
	March 31,	December 31,	September 30,	June 30,	March 31,	Q1-23	Q1-23
	2023	2022	2022	2022	2022	vs. Q4-22	vs. Q1-22

Net income	$21,991	$28,479	$27,169	$25,050	$20,695	$(6,488)	$1,296
Net income per diluted common share	$0.72	$0.93	$0.89	$0.82	$0.68	$(0.21)	$0.04

Assets	$7,434,130	$7,378,262	$7,128,511	$6,955,968	$6,737,052	$55,868	$697,078
Loans receivable	$5,980,458	$5,967,133	$5,800,991	$5,655,403	$5,337,500	$13,325	$642,958
Deposits	$6,201,038	$6,168,072	$6,201,376	$5,979,390	$5,783,170	$32,966	$417,868

Return on average assets	1.21%	1.56%	1.52%	1.45%	1.22%	-0.35	-0.01
Return on average stockholders' equity	12.19%	15.90%	15.58%	14.92%	12.74%	-3.71	-0.55

Net interest margin	3.28%	3.67%	3.66%	3.55%	3.10%	-0.39	0.18
Efficiency ratio(1)	49.54%	46.99%	46.22%	46.05%	53.29%	2.55	-3.75

Tangible common equity to tangible assets(2)	8.77%	8.50%	8.40%	8.74%	9.07%	0.27	-0.30
Tangible common equity per common share(2)	$21.30	$20.54	$19.60	$19.91	$20.02	0.76	1.28

(1) Noninterest expense divided by net interest income plus noninterest income.
(2) Refer to "Non-GAAP Financial Measures" for further details.

Results of Operations
Net interest income for the first quarter decreased $6.7 million to $57.9 million from $64.6 million for the fourth quarter of 2022, down 10.4%. The decrease was primarily due to an increase in the cost of interest-bearing deposits, partially offset by an increase in interest-earning asset yields. Average loans were $5.94 billion for the first quarter, compared with $5.88 billion for the fourth quarter of 2022. The yield on average loans for the first quarter increased 30 basis points to 5.51% from 5.21% for the fourth quarter. The cost of interest-bearing deposits increased 103 basis points to 2.73% from 1.70% for the fourth quarter of 2022. Average interest-bearing deposits were $3.79 billion for the first quarter, compared to $3.49 billion for the fourth quarter. First quarter loan prepayment fees were $0.4 million compared with $0.1 million for the fourth quarter. Net interest margin (taxable-equivalent) for the first quarter was 3.28% compared with 3.67% for the fourth quarter of 2022.

	As of or For the Three Months Ended (in thousands)					Percentage Change
	Mar 31,	Dec 31,	Sep 30,	Jun 30,	Mar 31,	Q1-23	Q1-23
Net Interest Income	2023	2022	2022	2022	2022	vs. Q4-22	vs. Q1-22

Interest and fees on loans receivable(1)	$80,923	$77,123	$66,976	$59,855	$53,924	4.9%	50.1%
Interest on securities	4,025	3,633	3,271	2,930	2,516	10.8%	60.0%
Dividends on FHLB stock	289	289	245	242	248	0.0%	16.5%
Interest on deposits in other banks	2,066	1,194	958	193	216	73.0%	856.5%
Total interest and dividend income	$87,303	$82,239	$71,450	$63,220	$56,904	6.2%	53.4%

Interest on deposits	25,498	14,900	6,567	2,457	2,013	71.1%	1166.7%
Interest on borrowings	2,369	1,192	349	370	337	98.7%	603.0%
Interest on subordinated debentures	1,583	1,586	1,448	1,349	3,598	-0.2%	-56.0%
Total interest expense	29,450	17,678	8,364	4,176	5,948	66.6%	395.1%
Net interest income	$57,853	$64,561	$63,086	$59,044	$50,956	-10.4%	13.5%

(1) Includes loans held for sale.

	For the Three Months Ended (in thousands)					Percentage Change
	Mar 31,	Dec 31,	Sep 30,	Jun 30,	Mar 31,	Q1-23	Q1-23
Average Earning Assets and Interest-bearing Liabilities	2023	2022	2022	2022	2022	vs. Q4-22	vs. Q1-22
Loans receivable(1)	$5,944,399	$5,877,298	$5,696,587	$5,572,504	$5,231,672	1.1%	13.6%
Securities(2)	980,712	966,299	956,989	945,291	930,505	1.5%	5.4%
FHLB stock	16,385	16,385	16,385	16,385	16,385	0.0%	0.0%
Interest-bearing deposits in other banks	192,902	138,476	181,401	136,473	494,887	39.3%	-61.0%
Average interest-earning assets	$7,134,398	$6,998,458	$6,851,362	$6,670,653	$6,673,449	1.9%	6.9%

Demand: interest-bearing	$109,391	$119,106	$121,269	$122,771	$124,892	-8.2%	-12.4%
Money market and savings	1,453,569	1,781,834	2,079,490	2,139,488	2,106,008	-18.4%	-31.0%
Time deposits	2,223,615	1,585,798	1,120,149	894,345	937,044	40.2%	137.3%
Average interest-bearing deposits	3,786,575	3,486,738	3,320,908	3,156,604	3,167,944	8.6%	19.5%
Borrowings	268,056	197,554	123,370	140,245	130,556	35.7%	105.3%
Subordinated debentures	129,483	129,335	129,176	129,029	213,171	0.1%	-39.3%
Average interest-bearing liabilities	$4,184,114	$3,813,627	$3,573,454	$3,425,878	$3,511,671	9.7%	19.1%

Average Noninterest Bearing Deposits
Demand deposits - noninterest bearing	$2,324,413	$2,593,948	$2,717,810	$2,716,297	$2,634,398	-10.4%	-11.8%

(1) Includes loans held for sale.
(2) Amounts calculated on a fully taxable equivalent basis using the federal tax rate in effect for the periods presented.

	For the Three Months Ended					Yield/Rate Change
	Mar 31,	Dec 31,	Sep 30,	Jun 30,	Mar 31,	Q1-23	Q1-23
Average Yields and Rates	2023	2022	2022	2022	2022	vs. Q4-22	vs. Q1-22
Loans receivable(1)	5.51%	5.21%	4.67%	4.31%	4.18%	0.30	1.33
Securities(2)	1.67%	1.47%	1.40%	1.27%	1.11%	0.20	0.56
FHLB stock	7.16%	7.00%	5.93%	5.93%	6.14%	0.16	1.02
Interest-bearing deposits in other banks	4.34%	3.42%	2.09%	0.57%	0.18%	0.92	4.16
Interest-earning assets	4.96%	4.67%	4.15%	3.80%	3.46%	0.29	1.50

Interest-bearing deposits	2.73%	1.70%	0.78%	0.31%	0.26%	1.03	2.47
Borrowings	3.58%	2.55%	1.24%	1.10%	1.05%	1.03	2.53
Subordinated debentures	4.89%	4.67%	4.37%	4.14%	6.75%	0.22	-1.86
Interest-bearing liabilities	2.85%	1.84%	0.93%	0.49%	0.69%	1.01	2.16

Net interest margin (taxable equivalent basis)	3.28%	3.67%	3.66%	3.55%	3.10%	-0.39	0.18

Cost of deposits	1.69%	0.97%	0.43%	0.17%	0.14%	0.72	1.55

(1) Includes loans held for sale.
(2) Amounts calculated on a fully taxable equivalent basis using the federal tax rate in effect for the periods presented.

Credit loss expense for the first quarter was $2.1 million and included a $2.2 million provision for loan losses and a $0.1 million recovery for off-balance sheet items. For the fourth quarter of 2022, credit loss expense was $0.1 million and included a $0.2 million provision for loan losses and a $0.1 million provision for off-balance sheet items. The fourth quarter also included a recovery of an SBA guarantee repair loss allowance of less than $0.1 million.

Noninterest income for the first quarter increased $0.8 million to $8.3 million from $7.5 million for the fourth quarter of 2022. The increase reflected the absence of the fourth quarter $0.3 million valuation adjustment to bank-owned life insurance and a $0.9 million increase in all other operating income. All other operating income increased, primarily from $0.6 million of loan customer interest rate swap fee income. The volume of SBA loans sold in the first quarter declined to $29.7 million from $40.9 million for the fourth quarter of 2022 due to the higher interest rate environment while trade premiums increased to 7.85% for the first quarter from 5.99% for the fourth quarter.

	For the Three Months Ended (in thousands)					Percentage Change
	Mar 31,	Dec 31,	Sep 30,	Jun 30,	Mar 31,	Q1-23	Q1-23
Noninterest Income	2023	2022	2022	2022	2022	vs. Q4-22	vs. Q1-22
Service charges on deposit accounts	$2,579	$2,742	$2,996	$2,875	$2,875	-5.9%	-10.3%
Trade finance and other service charges and fees	1,258	1,115	1,132	1,416	1,142	12.8%	10.2%
Servicing income	742	725	635	663	734	2.3%	1.1%
Bank-owned life insurance income (expense)	270	(97)	245	246	244	378.4%	10.7%
All other operating income	1,618	1,039	1,656	1,336	1,004	55.7%	61.2%
Service charges, fees & other	6,467	5,524	6,664	6,536	5,999	17.1%	7.8%

Gain on sale of SBA loans	1,869	1,933	2,250	2,774	2,521	-3.3%	-25.9%
Total noninterest income	$8,336	$7,457	$8,914	$9,310	$8,520	11.8%	-2.2%

Noninterest expense for the first quarter declined $1.0 million to $32.8 million from $33.8 million for the fourth quarter of 2022. The decrease reflected $0.4 million in lower professional fees and a $1.1 million decrease in other operating expenses, driven by a recovery of the fourth quarter 2022 servicing valuation adjustment. Additionally, expenses on real estate owned and repossessed personal property decreased $0.3 million during the first quarter. These decreases were partially offset by a $0.3 million increase in salaries and benefits and a $0.7 million increase in occupancy and equipment expenses, mostly due to normalization of property tax expenses in the absence of prior quarter adjustments. The efficiency ratio for the first quarter increased to 49.54%, from 46.99% for the prior quarter due to the lower revenue.

	For the Three Months Ended (in thousands)					Percentage Change
	Mar 31,	Dec 31,	Sep 30,	Jun 30,	Mar 31,	Q1-23	Q1-23
	2023	2022	2022	2022	2022	vs. Q4-22	vs. Q1-22
Noninterest Expense
Salaries and employee benefits	$20,610	$20,279	$19,365	$18,779	$17,717	1.6%	16.3%
Occupancy and equipment	4,412	3,668	4,736	4,597	4,646	20.3%	-5.0%
Data processing	3,253	3,431	3,352	3,114	3,236	-5.2%	0.5%
Professional fees	1,335	1,783	1,249	1,231	1,430	-25.1%	-6.6%
Supplies and communication	676	683	710	581	665	-1.0%	1.7%
Advertising and promotion	833	974	1,186	660	817	-14.5%	2.0%
All other operating expenses	1,957	3,041	2,698	2,463	3,186	-35.6%	-38.6%
Subtotal	33,076	33,859	33,296	31,425	31,697	-2.3%	4.4%

Other real estate owned expense (income)	(201)	(70)	2	50	12	187.1%	-1775.0%
Repossessed personal property expense (income)	(84)	55	(23)	-	(17)	-165.5%	394.1%
Total noninterest expense	$32,791	$33,844	$33,275	$31,475	$31,692	-3.1%	3.5%

Hanmi recorded a provision for income taxes of $9.3 million for the first quarter, compared with $9.6 million in the fourth quarter of 2022 and representing an effective tax rate of 29.7%, compared with 25.3% for the fourth quarter. The increase in the first quarter effective tax rate primarily reflects the absence of a state tax valuation reserve released during the fourth quarter of 2022.

Financial Position
Total assets at March 31, 2023 increased 0.8%, or $55.9 million, to $7.43 billion from $7.38 billion at December 31, 2022. The increase reflected a $12.6 million increase in loans receivable, a $33.8 million increase in cash and due from banks, and a $24.9 million increase in securities available for sale.

Loans receivable, before the allowance for credit losses, were $5.98 billion at quarter-end, up slightly from December 31, 2022. Loans held for sale, representing the guaranteed portion of SBA 7(a) loans, were $3.7 million at the end of the first quarter, compared with $8.0 million at the end of the prior quarter.

	As of (in thousands)					Percentage Change
	Mar 31,	Dec 31,	Sep 30,	Jun 30,	Mar 31,	Q1-23	Q1-23
	2023	2022	2022	2022	2022	vs. Q4-22	vs. Q1-22
Loan Portfolio
Commercial real estate loans	$3,784,178	$3,833,397	$3,853,947	$3,829,656	$3,771,453	-1.3%	0.3%
Residential/consumer loans	817,919	734,473	649,591	521,576	432,805	11.4%	89.0%
Commercial and industrial loans	778,145	804,475	732,030	766,813	633,107	-3.3%	22.9%
Leases	600,216	594,788	565,423	537,358	500,135	0.9%	20.0%
Loans receivable	5,980,458	5,967,133	5,800,991	5,655,403	5,337,500	0.2%	12.0%
Loans held for sale	3,652	8,043	10,044	18,528	15,617	-54.6%	-76.6%
Total	$5,984,110	$5,975,176	$5,811,035	$5,673,931	$5,353,117	0.1%	11.8%

	As of
	Mar 31,	Dec 31,	Sep 30,	Jun 30,	Mar 31,
	2023	2022	2022	2022	2022
Composition of Loan Portfolio
Commercial real estate loans	63.2%	64.2%	66.3%	67.5%	70.5%
Residential/consumer loans	13.7%	12.3%	11.2%	9.2%	8.1%
Commercial and industrial loans	13.0%	13.5%	12.6%	13.5%	11.8%
Leases	10.0%	9.9%	9.7%	9.5%	9.3%
Loans receivable	99.9%	99.9%	99.8%	99.7%	99.7%
Loans held for sale	0.1%	0.1%	0.2%	0.3%	0.3%
Total	100.0%	100.0%	100.0%	100.0%	100.0%

New loan production was $303.6 million for the first quarter, at an average rate of 7.19% while $124.9 million of loans paid off during the quarter at an average rate of 7.27%.

Commercial real estate loan production for the first quarter was $75.5 million. Commercial and industrial loan production was $27.1 million, SBA loan production was $34.5 million, equipment finance production was $69.3 million and residential mortgage loan production was $97.2 million.

	For the Three Months Ended (in thousands)
	Mar 31,	Dec 31,	Sep 30,	Jun 30,	Mar 31,
	2023	2022	2022	2022	2022
New Loan Production
Commercial real estate loans	$75,528	$86,500	$132,870	$271,006	$233,295
Commercial and industrial loans	27,055	137,902	88,015	96,187	98,432
SBA loans	34,472	53,209	44,898	67,900	42,632
Leases receivable	69,307	89,193	86,092	95,371	71,487
Residential/consumer loans	97,201	106,955	140,432	111,766	61,023
subtotal	303,563	473,759	492,307	642,230	506,869

Payoffs	(124,923)	(121,409)	(139,883)	(230,536)	(181,026)
Amortization	(102,675)	(91,333)	(80,294)	(94,543)	(96,852)
Loan sales	(30,002)	(50,550)	(45,418)	(41,937)	(29,577)
Net line utilization	(30,401)	(43,124)	(78,927)	43,295	(12,620)
Charge-offs & OREO	(2,237)	(1,201)	(2,197)	(606)	(835)

Loans receivable-beginning balance	5,967,133	5,800,991	5,655,403	5,337,500	5,151,541
Loans receivable-ending balance	$5,980,458	$5,967,133	$5,800,991	$5,655,403	$5,337,500

Deposits were $6.20 billion at the end of the first quarter, up $33.0 million, or 0.5%, from $6.17 billion at the end of the prior quarter. The change was primarily driven by a $424.0 million increase in time deposits, partially offset by a $174.2 million decline in money market and savings deposits and a $205.5 million decrease in noninterest-bearing demand deposits. Noninterest-bearing demand deposits represented 37.6% of total deposits at quarter-end and the loan-to-deposit ratio was 96.4%.

	As of (in thousands)					Percentage Change
	Mar 31,	Dec 31,	Sep 30,	Jun 30,	Mar 31,	Q1-23	Q1-23
	2023	2022	2022	2022	2022	vs. Q4-22	vs. Q1-22
Deposit Portfolio
Demand: noninterest-bearing	$2,334,083	$2,539,602	$2,771,498	$2,782,737	$2,678,726	-8.1%	-12.9%
Demand: interest-bearing	104,245	115,573	125,408	123,614	126,907	-9.8%	-17.9%
Money market and savings	1,382,472	1,556,690	2,056,793	2,102,161	2,080,969	-11.2%	-33.6%
Time deposits	2,380,238	1,956,207	1,247,677	970,878	896,568	21.7%	165.5%
Total deposits	$6,201,038	$6,168,072	$6,201,376	$5,979,390	$5,783,170	0.5%	7.2%

	As of
	Mar 31,	Dec 31,	Sep 30,	Jun 30,	Mar 31,
	2023	2022	2022	2022	2022
Composition of Deposit Portfolio
Demand: noninterest-bearing	37.6%	41.2%	44.7%	46.5%	46.3%
Demand: interest-bearing	1.7%	1.9%	2.0%	2.1%	2.2%
Money market and savings	22.3%	25.2%	33.2%	35.2%	36.0%
Time deposits	38.4%	31.7%	20.1%	16.2%	15.5%
Total deposits	100.0%	100.0%	100.0%	100.0%	100.0%

Stockholders’ equity at March 31, 2023 was $662.2 million, compared with $637.5 million at December 31, 2022. The increase was primarily due to $14.4 million of first quarter net income net of dividends as well as a $9.9 million reduction in unrealized after-tax loss due to changes in the value of the securities portfolio resulting from decreases in intermediate-term interest rates during the first quarter. Tangible common stockholders’ equity was $651.0 million, or 8.77% of tangible assets, at March 31, 2023, compared with $626.3 million, or 8.50% of tangible assets at the end of the fourth quarter of 2022. Tangible book value per share increased to $21.30 at March 31, 2023, up from $20.54 at year-end 2022. Refer to “Non-GAAP Financial measures” for greater detail.

Hanmi and the Bank exceeded the minimum regulatory capital requirements and the Bank continues to exceed the minimum for the “well capitalized” category. At March 31, 2023, Hanmi’s preliminary Common equity Tier 1 capital ratio was 11.59% and its Total risk-based capital ratio was 14.80%, compared with 11.37% and 14.49%, respectively, at the end of the fourth quarter of 2022.

	As of					Ratio Change
	Mar 31,	Dec 31,	Sep 30,	Jun 30,	Mar 31,	Q1-23	Q1-23
	2023	2022	2022	2022	2022	vs. Q4-22	vs. Q1-22
Regulatory Capital ratios(1)
Hanmi Financial
Total risk-based capital	14.80%	14.49%	14.38%	14.31%	14.73%	0.31	0.07
Tier 1 risk-based capital	11.94%	11.71%	11.55%	11.42%	11.71%	0.23	0.23
Common equity tier 1 capital	11.59%	11.37%	11.21%	11.07%	11.34%	0.22	0.25
Tier 1 leverage capital ratio	10.09%	10.07%	9.99%	9.94%	9.70%	0.02	0.39
Hanmi Bank
Total risk-based capital	14.15%	13.86%	13.76%	13.70%	14.19%	0.29	-0.04
Tier 1 risk-based capital	13.06%	12.85%	12.73%	12.64%	13.09%	0.21	-0.03
Common equity tier 1 capital	13.06%	12.85%	12.73%	12.64%	13.09%	0.21	-0.03
Tier 1 leverage capital ratio	11.06%	11.07%	11.02%	11.00%	10.84%	-0.01	0.22

(1) Preliminary ratios for March 31, 2023

Asset Quality
Loans 30 to 89 days past due and still accruing were 0.26% of loans at the end of the first quarter, compared with 0.13% at the end of the prior quarter. A $6.7 million past due and accruing loan at March 31, 2023, subsequent to the end of the first quarter, resolved its delinquency.

Special mention loans were $64.3 million at the end of the first quarter, down from $79.0 million at December 31, 2022. The $14.7 million decrease in special mention loans included downgrades to classified loans of $10.0 million, and payoffs of $4.6 million.

Classified loans were $47.3 million at March 31, 2023, up from $46.2 million at the end of the prior quarter. The $1.1 million increase was primarily driven by the downgrade of one loan in the amount of $10.0 million, offset by loan upgrades of $8.8 million.

Nonperforming loans were $20.1 million at March 31, 2023, up from $9.8 million at the end of the prior quarter, primarily due to a $10.0 million loan placed on nonaccrual during the first quarter of 2023. As a percentage of the loan portfolio, nonperforming loans were 0.34% at quarter-end, compared with 0.17% at the end of the fourth quarter of 2022. Nonperforming loans included a $10.0 million commercial and industrial loan in the health-care industry secured by real estate and business assets for which there was a specific allowance of $2.5 million.

Nonperforming assets were $20.2 million at the end of the first quarter, up from $10.0 million at the end of the fourth quarter of 2022. As a percentage of total assets, nonperforming assets were 0.27% at quarter-end, compared with 0.14% at year-end 2022.

Gross charge-offs for the first quarter were $2.2 million, compared with $1.2 million for the fourth quarter of 2022. First quarter 2023 gross charge-offs consisted of $1.6 million of equipment financing agreements and $0.6 million of commercial and industrial and SBA loans. Recoveries of previously charged-off loans for the first quarter were $0.8 million, compared with $0.9 million for the prior quarter. Recoveries during the first quarter consisted of $0.5 million of equipment financing agreements and $0.3 million in commercial and industrial and SBA loans.

As a result, there were net charge-offs of $1.5 million for the first quarter, compared with net charge-offs of $0.3 million for the prior quarter. For the first quarter, net charge-offs represented 0.10% of average loans on an annualized basis, compared with net charge-offs of 0.02% of average loans for the fourth quarter of 2022 on an annualized basis.

The allowance for credit losses was $72.2 million at March 31, 2023, up from $71.5 million at December 31, 2022. The ratio of the allowance for credit losses to loans was relatively unchanged at 1.21% at the end of the first quarter, from 1.20% at the end of the fourth quarter. Specific allowances for loans increased $2.9 million, while the allowance for quantitative and qualitative considerations decreased $2.2 million.

	As of or for the Three Months Ended (in thousands)					Amount Change
	Mar 31,	Dec 31,	Sep 30,	Jun 30,	Mar 31,	Q1-23	Q1-23
	2023	2022	2022	2022	2022	vs. Q4-22	vs. Q1-22
Asset Quality Data and Ratios

Delinquent loans:
Loans, 30 to 89 days past due and still accruing	$15,377	$7,492	$4,936	$4,174	$5,493	$7,885	$9,884
Delinquent loans to total loans	0.26%	0.13%	0.09%	0.07%	0.10%	0.13	0.16

Criticized loans:
Special mention	$64,340	$79,013	$122,952	$80,453	$140,958	$(14,673)	$(76,618)
Classified	47,288	46,192	47,740	53,007	57,402	1,096	(10,114)
Total criticized loans	$111,628	$125,205	$170,692	$133,460	$198,360	$(13,577)	$(86,732)

Nonperforming assets:
Nonaccrual loans	$20,050	$9,846	$11,592	$11,044	$11,470	$10,204	$8,580
Loans 90 days or more past due and still accruing	-	-	-	-	-	-	-
Nonperforming loans	20,050	9,846	11,592	11,044	11,470	10,204	8,580
Other real estate owned, net	117	117	792	675	675	-	(558)
Nonperforming assets	$20,167	$9,963	$12,384	$11,719	$12,145	$10,204	$8,022

Nonperforming loans to total loans	0.34%	0.17%	0.20%	0.20%	0.21%
Nonperforming assets to assets	0.27%	0.14%	0.17%	0.17%	0.18%

Allowance for credit losses:
Balance at beginning of period	$71,523	$71,584	$73,067	$71,512	$72,557
Credit loss expense (recovery) on loans	2,181	221	(374)	1,640	(1,147)
Net loan (charge-offs) recoveries	(1,455)	(282)	(1,109)	(85)	102
Balance at end of period	$72,249	$71,523	$71,584	$73,067	$71,512

Net loan charge-offs (recoveries) to average loans(1)	0.10%	0.02%	0.08%	0.01%	-0.01%
Allowance for credit losses to loans	1.21%	1.20%	1.23%	1.29%	1.34%

Allowance for credit losses related to off-balance sheet items:
Balance at beginning of period	$3,115	$3,250	$2,313	$2,358	$2,586
Credit loss expense (recovery) on off-balance sheet items	(48)	(135)	937	(45)	(228)
Balance at end of period	$3,067	$3,115	$3,250	$2,313	$2,358

Unused commitments to extend credit	$924,371	$780,543	$746,354	$613,804	$626,615

(1) Annualized

Corporate Developments
On January 26, 2023, Hanmi’s Board of Directors declared a cash dividend on its common stock for the first quarter of 2023 of $0.25 per share. The dividend was paid on February 23, 2023, to stockholders of record as of the close of business on February 6, 2023.

Earnings Conference Call
Hanmi Bank will host its first quarter 2023 earnings conference call today, April 25, 2023 at 2:00 p.m. PST (5:00 p.m. EST) to discuss these results. This call will also be webcast. To access the call, please dial 1-877-407-9039 before 2:00 p.m. PST, using access code Hanmi Bank. To listen to the call online, either live or archived, please visit Hanmi’s Investor Relations website at www.hanmi.com.

About Hanmi Financial Corporation
Headquartered in Los Angeles, California, Hanmi Financial Corporation owns Hanmi Bank, which serves multi-ethnic communities through its network of 35 full-service branches and eight loan production offices in California, Texas, Illinois, Virginia, New Jersey, New York, Colorado, Washington and Georgia. Hanmi Bank specializes in real estate, commercial, SBA and trade finance lending to small and middle market businesses. Additional information is available at www.hanmi.com.

Forward-Looking Statements
This press release contains forward-looking statements, which are included in accordance with the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact are “forward–looking statements” for purposes of federal and state securities laws, including, but not limited to, statements about our anticipated future operating and financial performance, financial position and liquidity, business strategies, regulatory and competitive outlook, investment and expenditure plans, capital and financing needs and availability, plans and objectives of management for future operations, developments regarding our capital and strategic plans, and other similar forecasts and statements of expectation and statements of assumption underlying any of the foregoing. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “could,” “expects,” “plans,” “intends,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” or “continue,” or the negative of such terms and other comparable terminology. Although we believe that our forward-looking statements to be reasonable, we cannot guarantee future results, levels of activity, performance or achievements.

Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to differ from those expressed or implied by the forward-looking statements. These factors include the following:

  a failure to maintain adequate levels of capital and liquidity to support our operations;
  the effect of potential future supervisory action against us or Hanmi Bank;
  the effect of our rating under the Community Reinvestment Act and our ability to address any issues raised in our regulatory exams;
  general economic and business conditions internationally, nationally and in those areas in which we operate, including any potential recessionary conditions;
  volatility and deterioration in the credit and equity markets;
  changes in consumer spending, borrowing and savings habits;
  availability of capital from private and government sources;
  demographic changes;
  competition for loans and deposits and failure to attract or retain loans and deposits;
  inflation and fluctuations in interest rates and a decline in the level of our interest rate spread;
  the current or anticipated impact of military conflict, terrorism or other geopolitical events;
  risks of natural disasters;
  legal proceedings and litigation brought against us;
  a failure in or breach of our operational or security systems or infrastructure, including cyberattacks;
  the failure to maintain current technologies;
  risks associated with Small Business Administration loans;
  failure to attract or retain key employees;
  our ability to access cost-effective funding;
  changes in liquidity, including the size and composition of our deposit portfolio, including the percentage of uninsured deposits in the portfolio;
  fluctuations in real estate values;
  changes in accounting policies and practices;
  changes in governmental regulation, including, but not limited to, any increase in FDIC insurance premiums and changes in the monetary policies of the U.S. Treasury and the Board of Governors of the Federal Reserve System;
  the continuing impact of the COVID-19 pandemic on our business and results of operation;
  the ability of Hanmi Bank to make distributions to Hanmi Financial Corporation, which is restricted by certain factors, including Hanmi Bank’s retained earnings, net income, prior distributions made, and certain other financial tests;
  strategic transactions we may enter into;
  the adequacy of our allowance for credit losses;
  our credit quality and the effect of credit quality on our credit losses expense and allowance for credit losses;
  changes in the financial performance and/or condition of our borrowers and the ability of our borrowers to perform under the terms of their loans and other terms of credit agreements;
  our ability to control expenses; and
  cyber security and fraud risks against our information technology and those of our third-party providers and vendors.

In addition, we set forth certain risks in our reports filed with the U.S. Securities and Exchange Commission, including, Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2022, our Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K that we will file hereafter, which could cause actual results to differ from those projected. We undertake no obligation to update such forward-looking statements except as required by law.

Investor Contacts:
Romolo (Ron) Santarosa
Senior Executive Vice President & Chief Financial Officer
213-427-5636

Larry Clark, CFA
Investor Relations
Financial Profiles, Inc.
lclark@finprofiles.com
310-622-8223

Consolidated Balance Sheets
(In thousands)
	March 31,	December 31,		Percentage	March 31,		Percentage
	2023	2022	Change	Change	2022	Change	Change
Assets
Cash and due from banks	$386,201	$352,421	$33,780	9.6%	$312,491	$73,710	23.6%
Securities available for sale, at fair value	878,701	853,838	24,863	2.9%	876,980	1,721	0.2%
Loans held for sale, at the lower of cost or fair value	3,652	8,043	(4,391)	-54.6%	15,617	(11,965)	-76.6%
Loans receivable, net of allowance for credit losses	5,908,209	5,895,610	12,599	0.2%	5,265,988	642,221	12.2%
Accrued interest receivable	19,004	18,537	467	2.5%	12,289	6,715	54.6%
Premises and equipment, net	22,625	22,850	(225)	-1.0%	24,410	(1,785)	-7.3%
Customers' liability on acceptances	41	328	(287)	-87.5%	182	(141)	-77.5%
Servicing assets	7,541	7,176	365	5.1%	7,202	339	4.7%
Goodwill and other intangible assets, net	11,193	11,225	(32)	-0.3%	11,353	(160)	-1.4%
Federal Home Loan Bank ("FHLB") stock, at cost	16,385	16,385	-	0.0%	16,385	-	0.0%
Bank-owned life insurance	55,814	55,544	270	0.5%	55,149	665	1.2%
Prepaid expenses and other assets	124,764	136,305	(11,541)	-8.5%	139,006	(14,242)	-10.2%
Total assets	$7,434,130	$7,378,262	$55,868	0.8%	$6,737,052	$697,078	10.3%

Liabilities and Stockholders' Equity
Liabilities:
Deposits:
Noninterest-bearing	$2,334,083	$2,539,602	$(205,519)	-8.1%	$2,678,726	$(344,643)	-12.9%
Interest-bearing	3,866,955	3,628,470	238,485	6.6%	3,104,444	762,511	24.6%
Total deposits	6,201,038	6,168,072	32,966	0.5%	5,783,170	417,868	7.2%
Accrued interest payable	20,512	7,792	12,720	163.2%	966	19,546	2023.4%
Bank's liability on acceptances	41	328	(287)	-87.5%	182	(141)	-77.5%
Borrowings	350,000	350,000	-	0.0%	125,000	225,000	180.0%
Subordinated debentures	129,558	129,409	149	0.1%	128,967	591	0.5%
Accrued expenses and other liabilities	70,816	85,146	(14,330)	-16.8%	77,315	(6,499)	-8.4%
Total liabilities	6,771,965	6,740,747	31,218	0.5%	6,115,600	656,365	10.7%

Stockholders' equity:
Common stock	33	33	-	0.0%	33	-	0.0%
Additional paid-in capital	584,884	583,410	1,474	0.3%	581,337	3,547	0.6%
Accumulated other comprehensive income	(79,059)	(88,985)	9,926	11.2%	(44,819)	(34,240)	-76.4%
Retained earnings	283,910	269,542	14,368	5.3%	210,788	73,122	34.7%
Less treasury stock	(127,603)	(126,485)	(1,118)	-0.9%	(125,887)	(1,716)	-1.4%
Total stockholders' equity	662,165	637,515	24,650	3.9%	621,452	40,713	6.6%
Total liabilities and stockholders' equity	$7,434,130	$7,378,262	55,868	0.8%	$6,737,052	$697,078	10.3%

Hanmi Financial Corporation and Subsidiaries
Consolidated Statements of Income (Unaudited)
(Dollars in thousands, except share and per share data)
	Three Months Ended
	March 31,	December 31,	Percentage	March 31,	Percentage
	2023	2022	Change	2022	Change
Interest and dividend income:
Interest and fees on loans receivable	$80,923	$77,123	4.9%	$53,924	50.1%
Interest on securities	4,025	3,633	10.8%	2,516	60.0%
Dividends on FHLB stock	289	289	0.0%	248	16.5%
Interest on deposits in other banks	2,066	1,194	73.0%	216	856.5%
Total interest and dividend income	87,303	82,239	6.2%	56,904	53.4%
Interest expense:
Interest on deposits	25,498	14,900	71.1%	2,013	1166.7%
Interest on borrowings	2,369	1,192	98.7%	337	603.0%
Interest on subordinated debentures	1,583	1,586	-0.2%	3,598	-56.0%
Total interest expense	29,450	17,678	66.6%	5,948	395.1%
Net interest income before credit loss expense	57,853	64,561	-10.4%	50,956	13.5%
Credit loss expense (recovery)	2,133	52	4001.9%	(1,375)	164.5%
Net interest income after credit loss expense	55,720	64,509	-13.6%	52,331	6.5%
Noninterest income:
Service charges on deposit accounts	2,579	2,742	-5.9%	2,875	-10.3%
Trade finance and other service charges and fees	1,258	1,115	12.8%	1,142	10.2%
Gain on sale of Small Business Administration ("SBA") loans	1,869	1,933	-3.3%	2,521	-25.9%
Other operating income	2,630	1,667	57.8%	1,982	32.7%
Total noninterest income	8,336	7,457	11.8%	8,520	-2.2%
Noninterest expense:
Salaries and employee benefits	20,610	20,279	1.6%	17,717	16.3%
Occupancy and equipment	4,412	3,668	20.3%	4,646	-5.0%
Data processing	3,253	3,431	-5.2%	3,236	0.5%
Professional fees	1,335	1,783	-25.1%	1,430	-6.6%
Supplies and communications	676	683	-1.0%	665	1.7%
Advertising and promotion	833	974	-14.5%	817	2.0%
Other operating expenses	1,672	3,026	-44.7%	3,181	-47.4%
Total noninterest expense	32,791	33,844	-3.1%	31,692	3.5%
Income before tax	31,265	38,122	-18.0%	29,159	7.2%
Income tax expense	9,274	9,643	-3.8%	8,464	9.6%
Net income	$21,991	$28,479	-22.8%	$20,695	6.3%

Basic earnings per share:	$0.72	$0.93		$0.68
Diluted earnings per share:	$0.72	$0.93		$0.68

Weighted-average shares outstanding:
Basic	30,347,325	30,346,343		30,254,212
Diluted	30,430,745	30,442,175		30,377,580
Common shares outstanding	30,555,287	30,485,621		30,468,458

Hanmi Financial Corporation and Subsidiaries
Average Balance, Average Yield Earned, and Average Rate Paid (Unaudited)
(Dollars in thousands)
	Three Months Ended
	March 31, 2023			December 31, 2022			March 31, 2022
		Interest	Average		Interest	Average		Interest	Average
	Average	Income /	Yield /	Average	Income /	Yield /	Average	Income /	Yield /
	Balance	Expense	Rate	Balance	Expense	Rate	Balance	Expense	Rate
Assets
Interest-earning assets:
Loans receivable(1)	$5,944,399	$80,923	5.51%	$5,877,298	$77,123	5.21%	$5,231,672	$53,924	4.18%
Securities(2)	980,712	4,025	1.67%	966,299	3,633	1.53%	930,505	2,516	1.11%
FHLB stock	16,385	289	7.16%	16,385	289	7.00%	16,385	248	6.14%
Interest-bearing deposits in other banks	192,902	2,066	4.34%	138,476	1,194	3.42%	494,887	216	0.18%
Total interest-earning assets	7,134,398	87,303	4.96%	6,998,458	82,239	4.67%	6,673,449	56,904	3.46%

Noninterest-earning assets:
Cash and due from banks	65,088			70,203			62,968
Allowance for credit losses	(71,452)			(71,976)			(73,177)
Other assets	239,121			255,493			229,952

Total assets	$7,367,155			$7,252,178			$6,893,192

Liabilities and Stockholders' Equity
Interest-bearing liabilities:
Deposits:
Demand: interest-bearing	$109,391	$29	0.11%	$119,106	$32	0.11%	$124,892	$17	0.06%
Money market and savings	1,453,569	7,315	2.04%	1,781,834	6,187	1.38%	2,106,008	1,189	0.23%
Time deposits	2,223,615	18,154	3.31%	1,585,798	8,681	2.17%	937,044	807	0.35%
Total interest-bearing deposits	3,786,575	25,498	2.73%	3,486,738	14,900	1.70%	3,167,944	2,013	0.26%
Borrowings	268,056	2,369	3.58%	197,554	1,269	2.55%	130,556	337	1.05%
Subordinated debentures	129,483	1,583	4.89%	129,335	1,509	4.67%	213,171	3,598	6.75%
Total interest-bearing liabilities	4,184,114	29,450	2.85%	3,813,627	17,678	1.84%	3,511,671	5,948	0.69%

Noninterest-bearing liabilities and equity:
Demand deposits: noninterest-bearing	2,324,413			2,593,948			2,634,398
Other liabilities	127,112			134,074			88,367
Stockholders' equity	731,516			710,529			658,756

Total liabilities and stockholders' equity	$7,367,155			$7,252,178			$6,893,192

Net interest income (tax equivalent basis)		$57,853			$64,561			$50,956

Cost of deposits			1.69%			0.97%			0.14%
Net interest spread (taxable equivalent basis)			2.10%			2.83%			2.77%
Net interest margin (taxable equivalent basis)			3.28%			3.67%			3.10%

(1) Includes average loans held for sale
(2) Income calculated on a fully taxable equivalent basis using the federal tax rate in effect for the periods presented.

Non-GAAP Financial Measures

Tangible Common Equity to Tangible Assets Ratio

Tangible common equity to tangible assets ratio is supplemental financial information determined by a method other than in accordance with U.S. generally accepted accounting principles (“GAAP”). This non-GAAP measure is used by management in the analysis of Hanmi’s capital strength. Tangible common equity is calculated by subtracting goodwill and other intangible assets from stockholders’ equity. Banking and financial institution regulators also exclude goodwill and other intangible assets from stockholders’ equity when assessing the capital adequacy of a financial institution. Management believes the presentation of this financial measure excluding the impact of these items provides useful supplemental information that is essential to a proper understanding of the capital strength of Hanmi. This disclosure should not be viewed as a substitute for results determined in accordance with GAAP, nor is it necessarily comparable to non-GAAP performance measures that may be presented by other companies.

The following table reconciles this non-GAAP performance measure to the GAAP performance measure for the periods indicated:

Tangible Common Equity to Tangible Assets Ratio (Unaudited)
(In thousands, except share, per share data and ratios)

	March 31,	December 31,	September 30,	June 30,	March 31,
Hanmi Financial Corporation	2023	2022	2022	2022	2022
Assets	$7,434,130	$7,378,262	$7,128,511	$6,955,968	$6,737,052
Less goodwill and other intangible assets	(11,193)	(11,225)	(11,267)	(11,310)	(11,353)
Tangible assets	$7,422,937	$7,367,037	$7,117,244	$6,944,658	$6,725,699

Stockholders' equity(1)	$662,165	$637,515	$608,893	$618,296	$621,452
Less goodwill and other intangible assets	(11,193)	(11,225)	(11,267)	(11,310)	(11,353)
Tangible stockholders' equity(1)	$650,972	$626,290	$597,626	$606,986	$610,099

Stockholders' equity to assets	8.91%	8.64%	8.54%	8.89%	9.22%
Tangible common equity to tangible assets(1)	8.77%	8.50%	8.40%	8.74%	9.07%

Common shares outstanding	30,555,287	30,485,621	30,484,004	30,482,990	30,468,458
Tangible common equity per common share	$21.30	$20.54	$19.60	$19.91	$20.02

(1) There were no preferred shares outstanding at the periods indicated.